Exhibit 99.1

GBS Inc. Announces Plans for Clinical SARS-CoV-2 Antibody Trials Following Validation Study

New York, NY, November 30, 2021 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing for patients and their primary health practitioners at point-of-care, today announced it will commence preparation for clinical trials of its rapid SARS-CoV-2 Antibody test following the recent successful completion of a clinical validation study.

As previously referenced, a clinical validation study was conducted at the Wyss Institute for Biologically Inspired Engineering at Harvard University. The objective of this study was to develop a diagnostic test to detect SARS-CoV-2 IgG in human plasma. The statistical design of the study was powered in accordance with this study objective. Preliminary findings were:

○	The SARS-CoV-2 Antibody biosensor assay was 100% sensitive and 100% specific using positive and negative SARS CoV-2 human plasma samples.
○	The time in obtaining results was less than 10 minutes.

Following the above findings, the company is planning to commence clinical saliva SARS-CoV-2 Antibody trials, with the objective of submitting an Emergency Use Authorization (EUA) request to the United States Food and Drug Administration (FDA).

“We believe evidence from the validation study at the Wyss Institute supports the efficacy of our SARS-CoV-2 Antibody test, and we are now in a confident position to commence preparations for the next stage of trials,” Interim GBS CEO and Chairman of the Board, Dr. Steven Boyages said.

“Our objective is to deliver an antibody test to supplement the ongoing rollout of COVID-19 vaccines, and the subsequent testing of the global population. As we have witnessed with the Delta variant, and now the emerging Omicron variant, COVID-19 is going to be a part of our lives for the foreseeable future. It is therefore paramount we succeed in delivering our technology to the people that need it the most as soon as possible for both population and post-vaccination screenings.”

About GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes.

For more information, please visit GBS.inc or follow GBS Inc. on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS, Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please contact:

Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com

Company Contact:

Spiro Sakiris – Chief Financial Officer

GBS, Inc.

Investor.Relations@gbs.inc